Exhibit 99.1

FOR IMMEDIATE RELEASE	NYSE:ARI
CONTACT: Hilary Ginsberg Investor Relations (212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

FIRST QUARTER 2014 FINANCIAL RESULTS AND

DECLARES A COMMON STOCK QUARTERLY DIVIDEND OF $0.40 PER SHARE

New York, NY, April 29, 2014 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter ended March 31, 2014.

First Quarter and Recent Highlights

•	Generated $19.4 million of net interest income from the Company’s $844 million investment portfolio, which had a weighted average underwritten internal rate of return (“IRR”) of approximately 12.6% and a levered weighted average underwritten IRR of approximately 14.1% at March 31, 2014;

•	Closed an $80.0 million first mortgage loan for the development of a 50-unit luxury residential condominium in Montgomery County, Maryland, which was underwritten to generate an IRR of approximately 15%;

•	Completed an offering of $143.75 million aggregate principal amount of 5.50% Convertible Senior Notes due 2019;

•	Subsequent to quarter end, closed $160.0 million of loans, including the Company’s first loan in the United Kingdom; and

•	Also subsequent to quarter end, deployed $24.7 million of equity into commercial mortgage-backed securities (“CMBS”) formerly rated AAA with an aggregate purchase price of $123.4 million and financed the CMBS utilizing a new $100 million term repurchase facility.

“ARI is off to a strong start in 2014, as the Company has completed $240.0 million of new loan transactions and has deployed $24.7 million of capital into CMBS year to date,” said Stuart Rothstein, the Chief Executive Officer of the Company. “In connection with our efforts to expand ARI’s platform internationally, the Company closed its first loan outside of the United States subsequent to quarter end. To fund new investments, ARI successfully completed an attractively priced, $143.8 million convertible notes offering in the first quarter, the Company’s first notes offering to date. We continue to believe ARI has built a reputation among capital providers, capital intermediaries and property owners as an innovative, flexible commercial real estate lender and as a result, our global pipeline of transactions is robust.”

First Quarter 2014 Operating Results

The Company reported Operating Earnings (a non-GAAP financial measure defined below) of $14.0 million, or $0.37 per share, for the three months ended March 31, 2014, as compared to Operating Earnings of $12.0 million, or $0.39 per share, for the three months ended March 31, 2013. Net income available to common stockholders for the three months ended March 31, 2014 was $15.7 million, or $0.42 per share, as compared to net income available to common stockholders of $10.1 million, or $0.33 per share, for the three months ended March 31, 2013.

First Quarter 2014 Investment and Portfolio Activity

New Investment – In February 2014, ARI provided an $80.0 million, floating rate first mortgage loan ($25 million of which was funded at closing) for the development of a 50-unit luxury residential condominium in Montgomery County, Maryland. ARI’s loan is funding the first phase of a two-phase development and has a 30-month term with a six-month extension option. On a fully funded basis, the first mortgage loan represents an underwritten loan-to-net sellout of approximately 68% and has been underwritten to generate an IRR of approximately 15%.

Repayment of Investment – In January 2014, ARI received a $15 million principal repayment from a mezzanine loan secured by a pledge of the equity interests in the owner of a New York City hotel. ARI realized a 14% IRR on this mezzanine investment.

First Quarter 2014 Capital Markets Activity

Amendment of Wells Facility – In February, the maturity date of the master repurchase facility with Wells Fargo Bank, N.A. (the “Wells Facility”) with respect to the outstanding borrowings used to provide financing for the AAA CMBS was extended to March 2015. In addition, the Company reduced the interest rate to LIBOR + 80 basis points from LIBOR + 105 basis points. At March 31, 2014, the Wells Facility had an outstanding balance of $33.1 million.

Convertible Notes Offering – In March, the Company completed a public offering of $143,750,000 aggregate principal amount of its 5.50% Convertible Senior Notes due 2019 (the “Notes”). The Notes bear interest at a rate equal to 5.50% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2014. The initial conversion rate equals 55.3649 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $18.06 per share of common stock, representing an approximate 10% conversion premium based on the closing price of the Company’s common stock of $16.42 per share on March 11, 2014. The Notes will mature on March 15, 2019.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at March 31, 2014 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Yield	Debt	Cost of Funds	Equity at Cost(1)	Current Weighted Average Underwritten IRR (2)	Levered Weighted Average Underwritten IRR(3)
First mortgage loans	$185,516	10.1%	$3	2.7%	$185,513	11.1%	18.8%
Subordinate loans	484,979	12.4	—	—	484,979	13.1	13.1
CMBS	173,174	5.4	166,991	2.4	36,310	13.9	13.9

Total/Weighted Average	$843,669	10.4%	$166,994	2.4%	$706,802	12.6%	14.1%

(1)	Includes $30,127 of restricted cash related to the Company’s repurchase facility with UBS AG (the “UBS Facility”).
(2)	The underwritten IRR for the investments shown in the above table and elsewhere in this press release reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager (the “Manager”), calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings under the Wells Facility remains constant over the remaining terms and extension terms under this facility. With respect to certain loans, the underwritten IRR calculation assumes certain estimates with respect to the timing and magnitude of future fundings for the remaining commitments and associated loan repayments, and assumes no defaults. IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Item 1A—Risk Factors—The Company may not achieve its underwritten internal rate of return on its investments which may lead to future returns that may be significantly lower than anticipated” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.
(3)	The Company’s ability to achieve its underwritten levered weighted average IRR with regard to its portfolio of first mortgage loans is additionally dependent upon the Company utilizing the JPMorgan Facility or any replacement facility with similar terms and re-borrowing approximately $88,000 in total. Without such re-borrowing, the levered weighted average underwritten IRRs will be as indicated in the current weighted average underwritten IRR column above.

Book Value

The Company’s book value per share at March 31, 2014 was $16.21, as compared to book value per share of $16.18 at December 31, 2013. For purposes of GAAP accounting, the Company carries loans at amortized cost and its CMBS are marked to market. Management has estimated that the fair value of the Company’s financial assets at March 31, 2014 was approximately $3.7 million greater than the carrying value of the Company’s investment portfolio as of the same date. This difference represents a premium of $0.10 per share over the Company’s book value as of March 31, 2014, and results in an estimated market value per share of approximately $16.31.

Subsequent Events

New Investments – Subsequent to quarter end, ARI closed two transactions totaling approximately $160 million. The transactions include the following:

•	$210.0 million fixed-rate, five-year first mortgage loan secured by a portfolio of 229 single-family and condominium homes located across North and Central America, the Caribbean and England; Simultaneously with closing, ARI syndicated $104.0 million of the first mortgage to other funds managed by affiliates of Apollo Global Management, LLC and retained $106.0 million of the first mortgage loan. The first mortgage loan has an appraised loan-to-value (“LTV”) of approximately 49% and was underwritten to generate an IRR of approximately 8.2% on an unlevered basis. ARI anticipates financing the loan and on a levered basis, the loan was underwritten to generate an IRR of approximately 15%; and

•	$54.0 million (£32.1 million) fixed rate, nine-month mezzanine loan in connection with the purchase of an existing commercial building that is expected to be re-developed into a 173,000 salable square foot residential condominium in Central London. The mezzanine loan is part of a $126.1 million (£75 million) pre-development loan comprised of a $72.1 million (£42.9 million) first mortgage and ARI’s $54.0 million (£32.1 million) mezzanine loan. ARI will have the option, but not the obligation, to participate in the development financing. ARI’s loan basis represents a 78% appraised LTV. The mezzanine loan has been underwritten to generate an IRR of approximately 12%.

CMBS Investments – Subsequent to quarter end, the Company deployed $24.7 million of equity to acquire legacy CMBS originally rated AAA with an aggregate purchase price of $123.4 million. ARI financed the CMBS utilizing $98.7 million of borrowings under a new $100 million term repurchase facility. The CMBS have a weighted average life of 3.2 years and have been underwritten to generate an IRR of approximately 17%.

Dividend – ARI’s Board of Directors declared a dividend of $0.40 per share of common stock, which is payable on July 15, 2014 to common stockholders of record on June 30, 2014.

Definition of Operating Earnings

Operating Earnings is a non-GAAP financial measure that is used by the Company to approximate cash available for distribution and is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding) (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders and (iii) the non-cash amortization expense related to the reclassification of a portion of the senior convertible notes to stockholders’ equity in accordance with GAAP.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The tables below reconcile Operating Earnings and Operating Earnings per share with net income available to common stockholders and net income available to common stockholders per share for the three months ended March 31, 2014 and March 31, 2013 ($ amounts in thousands, except share and per share data):

	Three Months Ended March 31, 2014	Earnings Per Share (Diluted)	Three Months Ended March 31, 2013	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$15,720	$0.42	$10,072	$0.33
Adjustments:
Unrealized (gain)/loss on securities	(2,184)	(0.06)	1,080	0.04
Unrealized (gain) on derivative instruments	—	—	(72)	—
Equity-based compensation expense	426	0.01	883	0.02
Amortization of convertible notes related to equity reclassification	29	—	—	—

Total adjustments:	(1,729)	(0.05)	1,891	0.06

Operating Earnings	$13,991	$0.37	$11,963	$0.39

Basic weighted average shares of common stock outstanding:	37,122,842		30,105,939
Diluted weighted average shares of common stock outstanding:	37,341,050		30,480,689

Teleconference Details:

The Company will host a conference call to discuss its financial results on Wednesday, April 30, 2014 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s first quarter 2014 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 23214796). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Wednesday, April 30, 2014, and ending at midnight on Wednesday, May 7, 2014. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 23214796.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, invests in, acquires and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments throughout the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $161.2 billion of assets under management at December 31, 2013.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	March 31, 2014	December 31, 2013
Assets:
Cash	$126,473	$20,096
Restricted cash	30,127	30,127
Securities available-for-sale, at estimated fair value	25,477	33,362
Securities, at estimated fair value	151,134	158,086
Commercial mortgage loans, held for investment	185,516	161,099
Subordinate loans, held for investment	484,979	497,484
Interest receivable	6,220	6,022
Deferred financing costs, net	5,135	628
Other assets	550	600

Total Assets	$1,015,611	$907,504

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$166,994	$202,033
Convertible senior notes, net	139,163	—
Accounts payable and accrued expenses	2,289	2,660
Payable to related party	2,565	2,628
Dividends payable	16,688	17,227

Total Liabilities	327,699	224,548
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and 3,450,000 shares issued and outstanding in 2014 and 2013	35	35
Common stock, $0.01 par value, 450,000,000 shares authorized, 37,125,475 and 36,888,467 shares issued and outstanding in 2014 and 2013, respectively	371	369
Additional paid-in-capital	701,797	697,610
Retained earnings (accumulated deficit)	(13,404)	(14,188)
Accumulated other comprehensive loss	(887)	(870)

Total Stockholders’ Equity	687,912	682,956

Total Liabilities and Stockholders’ Equity	$1,015,611	$907,504

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	Three months ended March 31, 2014	Three months ended March 31, 2013
Net interest income:
Interest income from securities	$2,419	$3,087
Interest income from commercial mortgage loans	4,011	3,592
Interest income from subordinate loans	14,730	11,454
Interest income from repurchase agreements	—	2
Interest expense	(1,757)	(1,068)

Net interest income	19,403	17,067
Operating expenses:
General and administrative expenses (includes $426 and $883 of equity-based compensation in 2014 and 2013, respectively)	(1,442)	(1,895)
Management fees to related party	(2,565)	(2,160)

Total operating expenses	(4,007)	(4,055)
Unrealized gain/(loss) on securities	2,184	(1,080)
Loss on derivative instruments (includes $72 of unrealized gains in 2013)	—	—

Net income	17,580	11,932

Preferred dividends	(1,860)	(1,860)

Net income available to common stockholders	$15,720	$10,072

Basic and diluted net income per share of common stock	$0.42	$0.33

Basic weighted average shares of common stock outstanding	37,122,842	30,105,939

Diluted weighted average shares of common stock outstanding	37,341,050	30,480,689

Dividend declared per share of common stock	$0.40	$0.40